Exhibit 99.01

News

Media Contact:                     Terri Cohilas
404-506-5333 or 1-866-506-5333
media@southerncompany.com
www.southerncompany.com

Investor Relations Contact:
                Glen Kundert
404-506-5135
gakunder2@southernco.com

July 28, 2010

Southern Company second quarter earnings
supported by weather, industrial demand

ATLANTA – Southern Company (NYSE: SO) today reported second quarter earnings of $510.2 million, or 62 cents a share, compared with $478.6 million, or 61 cents a share, in the second quarter of 2009.

For the six months ended June 30, Southern Company’s earnings were $1.0 billion, or $1.22 a share, compared with $604.3 million, or 77 cents a share, for the same period a year ago.

Earnings for the six months ended June 30, 2009, included a charge of 26 cents a share, or $202 million,  related to a settlement agreement with MC Asset Recovery LLC to resolve a lawsuit arising out of the 2003 bankruptcy of Mirant Corp., a Southern Company subsidiary until its 2001 spin-off.  Excluding the impact of the 2009 settlement, Southern Company earned $1.22 a share for the first six months of 2010, compared with $1.03 a share for the same period in 2009.

Weather was a primary factor driving earnings, as the Southeast experienced one of the warmest second quarters in more than a century. The economic recovery contributed positively to earnings. Industrial sales, which were up 13 percent for the second quarter compared to the same period in 2009, reflect improvement in industrial activity in the Southeast.

“We continue to see positive economic trends, particularly among our industrial and manufacturing customers,” said Chairman, President and CEO David M. Ratcliffe. “Our businesses continued to perform well overall in the second quarter, giving us solid results and keeping the company on track to deliver on our financial and operational goals for the year.”

Revenues associated with the recovery of investments in environmental equipment and reduced depreciation and amortization also contributed positively to second quarter earnings. The positive earnings drivers were partially offset by an increase in non-fuel operations and maintenance expenses, reflecting a return to normal ongoing levels as the economic recovery continues. Other negative earnings drivers include an income decrease as a result of a gain in the second quarter of 2009 related to the early termination of two international leveraged-lease investments and an increase in the number of Southern Company shares outstanding.

Revenues for the second quarter of 2010 were $4.21 billion, compared with $3.89 billion in the same period a year ago, an increase of 8.3 percent. For the first six months of the year, revenues totaled $8.36 billion, compared with $7.55 billion in the same period a year ago, a 10.8 percent increase.

In the second quarter, kilowatt-hour sales to retail customers in Southern Company’s four-state service area increased 6.4 percent, compared with the second quarter of 2009. Residential electricity sales increased 5.8 percent. Electricity sales to commercial customers increased 1.7 percent, and industrial sales increased 13.0 percent.

Year-to-date, kilowatt-hour sales to retail customers increased 8.4 percent compared with sales during the first six months of 2009. Residential electricity sales increased 13.3 percent. Electricity sales to commercial customers increased 2.5 percent, and industrial sales increased 9.9 percent.

Total energy sales to Southern Company’s customers in the Southeast, including wholesale sales, increased 4.1 percent in the second quarter of 2010 compared with the same period of 2009. Year-to-date, total sales of electricity increased 7.2 percent as compared with the same period in 2009.

Southern Company’s financial analyst call will be at 1 p.m. EDT July 28, at which time Ratcliffe and Chief Financial Officer Paul Bowers will discuss earnings and earnings guidance as well as a general business update. Investors, media and the public may listen to a live webcast of the call and view slides in conjunction with the call at www.southerncompany.com. A replay of the webcast only will be available at the site for 12 months.

Southern Company has also posted on its Web site detailed financial information on its second quarter performance. These materials are available at www.southerncompany.com.

With 4.4 million customers and more than 42,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier energy company serving the Southeast. A leading U.S. producer of electricity, Southern Company owns electric utilities in four states and a growing competitive generation company, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and retail electric prices that are below the national average. Southern Company is consistently listed among the top U.S. electric service providers in customer satisfaction by the American Customer Satisfaction Index (ACSI). Visit our Web site at www.southerncompany.com.

Cautionary Note Regarding Forward-Looking Statements:
Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning economic recovery and financial and operational goals. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-

looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, implementation of the Energy Policy Act of 2005, environmental laws including regulation of water quality, coal combustion byproducts, and emissions of sulfur, nitrogen, carbon, soot, particulate matter, hazardous air pollutants, including mercury, and other substances, financial reform legislation, and also changes in tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries, including the pending Environmental Protection Agency civil actions against certain Southern Company subsidiaries, Federal Energy Regulatory Commission matters, Internal Revenue Service audits, and Mirant matters; the effects, extent, and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries operate; variations in demand for electricity, including those relating to weather, the general economy and recovery from the recent recession, population and business growth (and declines), and the effects of energy conservation measures; available sources and costs of fuels; effects of inflation; ability to control costs and cost overruns during the development and construction of facilities; investment performance of Southern Company’s employee benefit plans and nuclear decommissioning trusts; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; regulatory approvals related to the potential Plant Vogtle expansion, including Georgia Public Service Commission and Nuclear Regulatory Commission approvals and potential U.S. Department of Energy loan guarantees; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required; the ability to obtain new short- and long-term contracts with wholesale customers; the direct or indirect effect on Southern Company’s business resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company’s and its subsidiaries’ credit ratings; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, hurricanes, droughts, pandemic health events such as influenzas, or other similar occurrences; the direct or indirect effects on Southern Company’s business resulting from incidents affecting the U.S. electric grid or operation of generating resources; and the effect of accounting pronouncements issued periodically by standard setting bodies. Southern Company and its subsidiaries expressly disclaim any obligation to update any forward-looking information.
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